Exhibit 23.2





                             Stanford Stoddard Smith
                              1893 Maple View Drive
                              Bountiful, Utah 84010
                                 (801) 295-1444











September 28, 1998

Board of Directors
The Murdock Group Career Satisfaction Corporation
5295 South Commerce Drive, Suite 400
Salt Lake City, Utah 84107



Dear Directors:



I hereby consent to the use of my name in the Company's registration statement.



                                                     Kind regards,

                                                     /s/Stanford S. Smith
                                                     --------------------

                                                     Stanford S. Smith



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